EXHIBIT 10.13
WAIVER AND RELEASE
     This Waiver and Release (this “Agreement”) is executed on this 1st day of February 2006, by and between Immediatek, Inc., a Nevada corporation (“Immediatek”), and Gary Blum (“Lender”).
RECITALS
     WHEREAS, Immediatek has the opportunity to receive significant additional capital, substantially increasing its resources, contingent upon the resolution of all outstanding indebtedness and certain rights;
     WHEREAS, Immediatek is indebted to Lender in the aggregate principal amount of Three Hundred Thirty Thousand Six Hundred Twenty-Nine Dollars ($330,629) (“Total Indebtedness”);
     WHEREAS, Lender and Immediatek wish to enter into this Agreement in order to waive certain rights of Lender, including, without limitation, those rights granted to Lender under the terms of Immediatek’s Articles of Incorporation (as amended, the “Articles”) and to provide certain releases.
     NOW, THEREFORE, in consideration of the above recitals, the promises herein contained and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
AGREEMENT
     53. Waiver and Release. Lender hereby agrees to release and waive, and does hereby forever release and waive, all unpaid interest on the Total Indebtedness. Lender hereby agrees to release all liens and security interests that secure the Total Indebtedness immediately prior to the closing (the “Closing”) of the purchase and sale of securities of Immediatek pursuant to that certain Securities Purchase Agreement (as amended, supplemented and modified from time to time, the “Purchase Agreement”) entered into by and among Immediatek, Radical Holdings LP and the other parties thereto.
     54. Preemptive Rights and Registration Rights Waiver. Lender hereby waives, now and forever, any and all rights he may have, whether past, current or future, by law or pursuant to the terms of the Articles or any other document, instrument or agreement as they may relate to the issuance of any shares of Immediatek common stock or any other securities of Immediatek or the registration of any securities of Immediatek under the securities laws or the rules or regulations promulgated thereunder.
     55. General Release. Upon, for and in consideration of the repayment of the Total Indebtedness, whether by shares of Immediatek common stock or cash, or both, issued or paid to Lender by Immediatek, and other good and valuable considerations, Lender hereby remises, releases and forever discharges and by these presents does, for himself and his heirs, executors, administrators, successors and assigns, remise, release, acquit, satisfy and forever discharge, Immediatek and its subsidiaries, their respective employees, agents and affiliates, successors and assigns (“Releasees”), of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity, which against Releasees Lender ever had, now has, or which his heirs, executors, administrators, successor or assigns, hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the Closing.
     56. Lender Representations and Warranties. Lender hereby represents and warrants to Immediatek that:
          (v) Lender has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.
          (w) The execution of this Agreement has been duly authorized by all necessary actions on the part of Lender, and this Agreement has been executed and delivered, and constitutes a valid, legal, binding and enforceable agreement of Lender, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditor rights.
     57. Immediatek Representations and Warranties. Immediatek hereby represents and warrants to Lender that:
          (k) Immediatek has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.
          (l) The execution of this Agreement has been duly authorized by all necessary actions on the part of Immediatek, and this Agreement has been executed and delivered, and constitutes a valid, legal, binding and enforceable agreement of Immediatek, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditor rights.
     58. Acknowledgments and Understandings. Lender hereby acknowledges and understands that Immediatek is effecting a 100-for-1 reverse stock split of the outstanding Immediatek common stock prior to the Closing.
     59. Termination. This Agreement shall become null and void and of no further force or effect in the event that the purchase of securities from Immediatek by Radical Holdings LP or its affiliates does not occur on or prior to June 1, 2006.
     60. Entire Agreement; Amendment. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL OR WRITTEN AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. This Agreement may not be amended or modified without the written consent of all parties hereto and Radical Holdings LP.

     61. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.
     62. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     63. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES.
     IN WITNESS WHEREOF, the parties have set their hands on the date first above written.

IMMEDIATEK, INC.:		LENDER:

By:	/s/ PAUL MARIN	By:	/s/ GARY BLUM

Name:	Paul Marin		Gary Blum
Title:	Chief Operating Officer